SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

___________________________

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Check the appropriate box:

☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under § 240.14a-12

Eliem Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELIEM THERAPEUTICS, INC.

23515 Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2023 at 10:00 AM Pacific Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Eliem Therapeutics, Inc., Delaware corporation (the “Company”). The Annual Meeting will be held through a live webcast at www.proxydocs.com/ELYM. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.
To elect Simon Tate to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
3.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/ELYM and entering the Control Number included in your Notice of Internet Availability, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 9:45 a.m. Pacific Time, on Thursday, May 18, 2023.

The record date for the Annual Meeting is March 24, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Andrew Levin

Andrew Levin

Executive Chairman of the Board of Directors

Redmond, WA

April 6, 2023

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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ELIEM THERAPEUTICS, INC.

23515 NE Novelty Hill Rd., Suite B221 #125

Redmond, WA 98053

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

May 18, 2023, 10:00 A.M. Pacific Time

Meeting Agenda

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality	For the director nominee

Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023	18	Majority of shares present virtually or represented by proxy and entitled to vote on the matter	For

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board of Directors”) of Eliem Therapeutics, Inc. (sometimes referred to as the “Company,” “Eliem,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 6, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card and/or a second Notice on or after April 17, 2023.

How do I attend the Annual Meeting?

The Annual Meeting will be held through a live webcast at www.proxydocs.com/ELYM. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.proxydocs.com/ELYM. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 24, 2023, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/ELYM and enter the Control Number found next to the label “Control Number” on your Notice of Internet Availability. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting, which will be held on Thursday, May 18, 2023 at 10:00 A.M. Pacific Time.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the annual meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters located at 15 Lake Bellevue Drive, Suite 101, Bellevue, WA 98005 during regular business hours. To access the list of record stockholders beginning May 5, 2023 and until the meeting, stockholders should email equity@eliemtx.com.

For the Annual Meeting, how do we ask questions of management and the Board of Directors?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 26,971,435 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 24, 2023 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by proxy over the telephone, vote online at the meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 24, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may access the meeting and vote by logging in with your Control Number set forth in voting instructions provided your broker, bank, or other nominee. You should contact your broker, bank, or other nominee if you have not received voting instructions.

What am I voting on?

There are two matters scheduled for a vote:

•
Election of one director; and
•
Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote. For the ratification of selection of auditors, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, vote online at the meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.proxypush.com/ELYM. You will need to enter the Control Number found on your Notice of Internet Availability, or notice you receive or in the email sending you the Proxy Statement.

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To vote prior to the Annual Meeting you may vote via the Internet; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.
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To vote through the internet prior to the meeting, go to www.proxypush.com/ELYM and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice.
•
To vote over the telephone, dial toll-free 1-866-506-2806 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice.
•
To vote using the proxy card, simply complete, sign and date the proxy card, that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To access and vote at the Annual Meeting, log in with your Control Number set forth in voting instructions provided your broker, bank, or other nominee. You should contact your broker, bank, or other nominee if you have not received voting instructions.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 24, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of any nominee for directors without your instructions, but may vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023 without your instructions.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Secretary at our corporate mailing address located at 23515 Novelty Hill Road, Suite B221 #125, Redmond, WA 98053.
•
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2023, to the Company’s Secretary at 23515 Novelty Hill Road, Suite B221 #125, Redmond, WA 98053, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that if our 2024 Annual Meeting of Stockholders is held before April 18, 2024 or after June 17, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2024 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 18, 2024 nor earlier than the close of business on January 19, 2024; provided, however, that if our 2024 Annual Meeting of Stockholders is held before April 18, 2024 or after June 17, 2024, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In addition, shareholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14-a-19 under the Exchange Act no later than March 19, 2024. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect the director, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, votes “For,” “Against” and abstentions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under New York Stock Exchange (“NYSE”) rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of the director nominee, the nominee to serve until the 2026 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect, however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 26,971,435 shares outstanding and entitled to vote. Thus, the holders of 13,485,718 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election of Directors

Eliem’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has five members. There is one director in the class whose term of office expires in 2023. If elected at the Annual Meeting, this nominee would serve until the 2026 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. None of the Company’s directors attended the 2022 Annual Meeting of the Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. The person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Simon Tate was recommended for election by the Nominating and Corporate Governance Committee of the Board of Directors and is currently a director of the Company. Mr. Tate was appointed to the Board of Directors prior to our initial public offering by the then current members of the Board of Directors to fill a vacant seat. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. To provide a mix of experience and perspective on the Board of Directors, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board of Directors. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Andrew Levin, M.D., Ph.D.	46	Executive Chair of the Board of Directors of the Company; Managing Director at RA Capital Management, L.P.
Judith Dunn, Ph.D.	60	President of R&D at Fulcrum Therapeutics, Inc.
Liam Ratcliffe, M.D., Ph.D.	59	Lead Independent Director of the Company; Head of Biotechnology at Access Industries
Adam Rosenberg	52	Chief Executive Officer at Aliada Therapeutics, Inc
Simon Tate	57	Managing Director at Intermediate Capital Group

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 Annual Meeting

Simon Tate has been a member of our board of directors since February 2019. Since January 2021, Mr. Tate has served as a Managing Director at Intermediate Capital Group, plc. From December 2017 to January 2021, Mr. Tate served as a partner at Bridge Valley Ventures. Mr. Tate has spent most of his career working in the fields of pain and neuroscience. He was one of the founders of Convergence Pharmaceuticals, founded in 2010, and served as Chief Scientific Officer and head of R&D until its acquisition in 2015. Following this acquisition, Mr. Tate joined Biogen where he assumed the role of Vice President and Head of the Pain Therapeutic Area. Prior to Convergence, Mr. Tate was Vice President and Head of Pain, Epilepsy, and Migraine Drug Discovery and Early Development at GSK. Mr. Tate holds a master’s degree from the University of Dundee.

The Nominating and Corporate Governance Committee believes that Mr. Tate is qualified to serve on our Board of Directors due to his experience and standing in the neuroscience, pharmaceutical and biotechnology sectors.

The Board Of Directors Recommends

A Vote In Favor Of The Named Nominee.

Directors Continuing in Office Until the 2024 Annual Meeting

Andrew Levin, M.D., Ph.D. is a Co-Founder of Eliem, served as our Chief Executive Officer from October 2018 to October 2020, and has served as the Chairman of our Board of Directors since February 2019 and as Executive Chairman of our Board of Directors since February 2023. Since 2015, Dr. Levin has served as a Managing Director on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

The Nominating and Corporate Governance Committee believes that Dr. Levin is qualified to serve on our Board of Directors due to his substantial experience as an investor in early stage biopharmaceutical and life sciences companies, as well as his experience of serving on the boards of directors for several biopharmaceutical companies.

Liam Ratcliffe, M.D., Ph.D. has served as a member of our Board of Directors since October 2019 and as our Lead Independent Director since March 2023. Dr. Ratcliffe has also served as the Head of Biotechnology at Access Industries since April 2019. From September 2008 to April 2019, Dr. Ratcliffe served as Managing Director at New Leaf Venture Partners, where he focused on investing in therapeutics and therapeutic platform companies. Prior to joining New Leaf, Dr. Ratcliffe held various positions of increasing responsibility at Pfizer Inc., a multinational pharmaceutical corporation, including Senior Vice President and Development Head for Neuroscience, and Worldwide Head of Clinical Research and Development. Dr. Ratcliffe currently serves on the board of directors of Arvinas, Inc., a biopharmaceutical company. Dr. Ratcliffe previously served on the boards of directors of several biotechnology and biopharmaceutical companies, including Unum Therapeutics, Inc., from March 2018 to April 2019, Deciphera Pharmaceuticals, Inc., from September 2015 to February 2019, Edge Therapeutics, Inc., from October 2015 to November 2018, and Array Biopharmaceuticals, Inc., from April 2012 to April 2014. Dr. Ratcliffe holds an M.B.A. from the University of Michigan and an M.D. and Ph.D. in Immunology from the University of Cape Town, and he completed his internal medicine training and fellowship in Immunology at Groote Schuur Hospital and associated teaching hospitals in Cape Town, South Africa.

The Nominating and Corporate Governance Committee believes that Dr. Ratcliffe is qualified to serve on our Board of Directors due to his extensive experience in the venture capital industry, medical and scientific background and training, and leadership at various biopharmaceutical and biotechnology companies.

Directors Continuing in Office Until the 2025 Annual Meeting

Judith Dunn, Ph.D. has been a member of our Board of Directors since February 2021. Dr. Dunn served as Entrepreneur in Residence at Atlas Ventures since January 2023 and from March 2018 to April 2021. From April 2021 to January 2023, Dr. Dunn has served as President of R&D of Fulcrum Therapeutics, Inc. From 2010 to 2018, Dr. Dunn was employed by F. Hoffmann-La Roche where she served as Global Head of Clinical Development. Dr. Dunn led Psychiatry Clinical Development programs at Sepracor from 2005 to 2010 and held research and commercial positions at Pfizer from 1997 to 2005. Dr. Dunn holds a B.S. in Neurobiology from the University of Rochester and a Ph.D. in Neurobiology from Wesleyan University.

The Nominating and Corporate Governance Committee believes that Dr. Dunn is qualified to serve on our Board of Directors due to her experience in the biotechnology and biopharmaceutical industries and her substantial professional experience.

Adam Rosenberg was President, Chief Executive Officer and a member of the board of directors of Athenen Therapeutics from July 2020 through its merger with Eliem in October 2020, and has been a member of our Board of Directors since October 2020. Mr. Rosenberg has served as Chief Executive Officer and a member of the board of directors at Aliada Therapeutics, Inc. since July 2021. Mr. Rosenberg was a Venture Partner at Carnot Pharma, LLC dba RA Ventures from January 2020 through July 2021 and thereafter became an Advisor. From September 2015 until its acquisition by Alkermes plc in November 2019, Mr. Rosenberg served as President, Chief Executive Officer and member of the board of directors of Rodin Therapeutics. Previously, Mr. Rosenberg served as Chief Executive Officer, member of the board of directors and co-founder of Link Medicine, a company focused on developing disease-modifying neurodegenerative therapies and as Chief Executive Officer, member of the board of directors and co-founder of Teleos Therapeutics, a neuroscience drug discovery platform company. Mr. Rosenberg is also currently on the boards of directors of Ambagon Therapeutics, Inc. and Sionna Therapeutics, Inc. Mr. Rosenberg holds a J.D. from the University of Virginia School of Law, and a B.A. from Whittier College.

The Nominating and Corporate Governance Committee believes that Mr. Rosenberg is qualified to serve on our Board of Directors due to his experience in the biotechnology industry, particularly in neuroscience.

Information Regarding the Board of Directors and Corporate Governance

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that none of our current or former directors, except for Dr. Levin, who is our executive chairman, and former director Mr. Robert Azelby, who also previously served as our Chief Executive Officer have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy as to whether the positions of chair (the “Board Chair”) and Chief Executive Officer should be separate, and believes that it should select the Board Chair and the Chief Executive Officer in the manner it considers to be in the best interests of the Company and our stockholders. Our Board of Directors believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for the Company. The Board of Directors believes that its current leadership structure, with Dr. Levin serving as independent Executive Chairman of the Board of Directors, and with no currently-serving Chief Executive Officer, is appropriate because it enables the Board of Directors, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board of Directors, and to oversee governance matters as well as the operational leadership and strategic direction of the Company. Our Corporate Governance Guidelines, which are available on our website at eliemtx.com, provide that if the individual appointed as Board Chair is not independent or whenever the independent directors on the Board of Directors determine that it is in the best interests of the Company and our stockholders, the independent directors, by vote of a majority of such independent directors, shall annually select an independent director to serve as lead independent director. Our Corporate Governance Guidelines further provide that the lead independent director would: (i) in consultation with the Chair, establish the agenda for regular meetings of the Board of Directors, (ii) preside at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors; (iii) establish the agenda for meetings of the independent directors; (iv) coordinate with the committee chairs regarding meeting agendas and information requirements; (v) preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; (vi) act as liaison between the independent directors, the Chief Executive Officer and the Chair; and (vii) perform such other functions as the Board of Directors may delegate. The Board of Directors has selected Dr. Ratcliffe as the lead independent director in 2023. The Board of Directors believes that this flexible approach provides it with the ability to establish a leadership structure, based upon its judgment, that is in the best interests of the Company and those of our stockholders at any given time.

Role of the Board of Directors in Risk Oversight

One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

The Board of Directors met nine times during 2022. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member. The Board of Directors and its committees also act by written consent from time to time.

Information Regarding Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2022 for each of the Board of Directors’ committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Andrew Levin, M.D., Ph.D.
Judith Dunn, Ph.D.	X	X
Liam Ratcliffe, M.D., Ph.D.		X*	X*
Adam Rosenberg	X*	X
Simon Tate	X		X
Total meetings in fiscal 2022	4	4	2

* Committee Chairperson

Board Diversity

2022 Board Diversity Matrix

Total Number of Directors		7
	Female		Male
Part I: Gender Identity
Directors	2		5
Part II: Demographic Background
White	1		5
Native Hawaiian or Pacific Islander	1		—
LGBTQ+		1

2023 Board Diversity Matrix

Total Number of Directors		5
	Female		Male
Part I: Gender Identity
Directors	1		4
Part II: Demographic Background
White	1		4

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. Our Audit Committee consists of Adam Rosenberg, Judith Dunn and Simon Tate. Former director Leone Patterson also served on our Audit Committee until January 2023. Our Audit Committee met four times during 2022.

Our Board of Directors has determined that each of Ms. Patterson (during her service as a member of the Audit Committee), Ms. Dunn, Mr. Rosenberg, and Mr. Tate satisfy the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Mr. Rosenberg is the chairperson of our Audit Committee. Our Board of Directors has determined that Mr. Rosenberg is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. Specific functions of the Audit Committee include:

•
helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•
reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;
•
assisting with design and implementation of our risk assessment functions, including the Company’s policies and other matters relating to the Company’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter, adopted by our Board of Directors on June 29, 2021, that satisfies the applicable Nasdaq listing standards and which is available on our website at eliemtx.com.

Compensation Committee

Our Compensation Committee currently consists of Liam Ratcliffe, Judith Dunn and Adam Rosenberg. The chairperson of our Compensation Committee is Liam Ratcliffe. Our Compensation Committee met four times during 2022.

Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•
reviewing and recommending to our Board of Directors the compensation of our chief executive officer and other executive officers;
•
reviewing and recommending to our Board of Directors the compensation of our directors;
•
administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter, adopted by our Board of Directors in June 2021, that satisfies the applicable Nasdaq listing standards and which is available on our website at eliemtx.com.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Proxy Statements and other filings.

Compensation Committee Processes and Procedures

Our Compensation Committee has engaged Radford as a compensation consultant to evaluate long and short-term executive compensation, director compensation and executive severance arrangements and to make recommendations regarding the design of the Company’s equity incentive and employee stock purchase plans. Radford reviewed our executive officer and director compensation relative to benchmark and survey data available to Radford. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on these recommendations, our Board of Directors adopted a non-employee director compensation policy in July 2021. Our non-employee director compensation policy is described under “Director Compensation” below. In addition, following our initial public offering, our Compensation Committee requested that Radford recommend a peer group for assessing executive and director compensation. Our Compensation Committee approved the peer group in October 2021 and subsequently requested that Radford review executive compensation relative to the peer group. The Compensation Committee considered the information provided by Radford in approving base salary increases for certain of our executive officers, setting bonus target compensation and approving equity annual equity awards in December 2022.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year, although for 2023, the Compensation Committee made such determinations in the fourth quarter of 2022. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Liam Ratcliffe and Simon Tate. Former director Leone Patterson also sat on the Nominating and Corporate Governance Committee until January 2023. The Nominating and Corporate Governance Committee met twice in 2022. The chairperson of our Nominating and Corporate Governance Committee is Liam Ratcliffe. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•
considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;
•
reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and make recommendations to our Board of Directors with respect to the selection of appropriate individuals to succeed to these positions;
•
developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;
•
reviewing and evaluating with the Chief Executive Officer the succession plans for our executive officers;
•
reviewing and making recommendations to our Board of Directors regarding the Company’s process for stockholder communications with the Board of Directors, and make such recommendations to the Board of Directors with respect to such communications as the Committee deems appropriate;
•
monitoring the Company’s overall approach to corporate social responsibility and ensuring it is in line with the overall business strategy and the Company’s corporate and social obligations as a responsible citizen; and periodically receiving and reviewing reports on the Company’s sustainability and environmental, social and related governance strategies, initiatives, policies and practices and making such recommendations to our Board of Directors about them as the Committee deems appropriate; and
•
overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

Our Nominating and Corporate Governance Committee operates under a written charter, adopted by our Board of Directors in June 2021, that satisfies the applicable Nasdaq listing standards and which is available on our website at eliemtx.com.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Secretary of the Company at 23515 NE Novelty Hill Road, Suite B221 #125 Redmond, WA 98053 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With The Board Of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.eliemtx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Governance Guidelines

In July 2021, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed at www.eliemtx.com.

Corporate Social Responsibility Standards

At Eliem, we strive to develop life-changing, novel therapies for neuronal excitability disorders through methods that are socially responsible and sustainable. We are committed to making treatments that are more effective, safer, and better tolerated than currently-available treatments that deliver enhanced outcomes for patients. We believe that a work environment that is welcoming, inclusive and encouraging is imperative to the Company’s future success. Further, we seek to operate in an increasingly sustainable manner by limiting the environmental impact of the Company and its third-party providers.

In 2022, we established a Corporate Social Responsibility (“CSR”) Committee to:

•
determine relevant Environmental, Social and Governance (“ESG”) goals and priorities for the Company and its stakeholders that are appropriate for its stage of development, corporate profile, and resources; and
•
facilitate the execution of ESG initiatives

The CSR Committee includes a cross-functional group of personnel from various departments and locations within the Company, with oversight from the Nominating and Corporate Governance Committee. The CSR Committee is continuing to develop the Company’s ESG strategy and activities through actions that include:

•
reviewing leading ESG guidance and frameworks;
•
performing a benchmarking analysis of peer ESG efforts and achievements; and
•
engaging with our employees and stakeholders on ESG goals and priorities.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the years ended December 31, 2021 and December 31, 2022 by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	Year Ended
	2021	2022
Audit Fees (1)	$575,000	$929,500
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$5,220	$6,650
Total Fees	$580,220	$936,150

(1)
This category includes fees for professional services provided in conjunction with the audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
All other fees relate to subscriptions for accounting-related research software.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Charter of the Audit Committee provides for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Adam Rosenberg
Simon Tate
Judith Dunn

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023, for:

•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our current directors; and
•
all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable ownership percentages are based on 26,973,875 shares of common stock outstanding as of March 31, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Eliem Therapeutics, 23515 NE Novelty Hill Road, Suite B221 #125, Redmond, WA 98053. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Directors and Executive Officers
Andrew Levin, M.D., Ph.D.(1)	21,666	*
Judith Dunn, Ph.D.(2)	39,244	*
Liam Ratcliffe, M.D., Ph.D.(2)	21,666	*
Adam Rosenberg(3)	199,766	*
Simon Tate(2)	21,666	*
Valerie Morisset(4)	557,727	2.1%
Robert Azelby(5)	2,190,462	7.5%
Erin Lavelle(6)	697,138	2.5%
All directors and executive officers as a group (6 persons)(7)	861,735	3.2%
5% Stockholders
Entities affiliated with RA Capital(8)	13,150,849	48.8%
LifeArc(9)	1,461,538	5.4%
AI ETI LLC(10)	5,009,400	18.6%
Intermediate Capital Investments Ltd.(11)	2,002,563	7.4%
BML Investment Partners, L.P.(12)	1,825,134	6.8%

* Less than one percent.

(1)
Consists of 21,666 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(2)
Consists of 39,244 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(3)
Consists of 178,100 shares of common stock held directly and 21,666 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.

(4)
Consists of 466,732 shares of common stock held directly and 90,995 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(5)
Consists of 2,190,462 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(6)
Consists of 697,138 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(7)
Consists of (i) 644,832 shares of common stock held directly or indirectly by all current executive officers and directors as a group and (ii) 216,903 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(8)
Consists of: (i) 10,599,586 shares of common stock held by RA Capital Healthcare Fund, L.P. (RA Healthcare); (ii) 1,266,497 shares of common stock held by RA Capital Nexus Fund, L.P. (Nexus Fund); (iii) 841,087 shares of common stock, held by Blackwell Partners LLC—Series A (Blackwell) and (iv) 483,679 shares of common stock held by RA Capital Nexus Fund II, L.P. (Nexus Fund II). RA Capital Management, L.P. (RACM) is the investment manager for RA Healthcare, Nexus Fund, Blackwell, and Nexus Fund II. The general partner of RACM is RA Capital Management GP, LLC. The general partner of RA Healthcare is RA Capital Healthcare Fund GP, LLC. The general partner of Nexus Fund is RA Capital Nexus Fund GP, LLC. The general partner of Nexus Fund II is RA Capital Nexus Fund II GP, LLC. Peter Kolchinsky and Rajeev Shah are the managing members of RA Capital Management GP, LLC, RA Capital Healthcare Fund GP, LLC, RA Capital Nexus Fund GP, LLC, and RA Capital Nexus Fund II GP, LLC and have the power to vote or dispose of the shares held by RA Healthcare, Nexus Fund, Blackwell and Nexus Fund II. The address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(9)
Consists of 1,461,538 shares of common stock held by LifeArc. The board of trustees are responsible for the general control and management of the administration of LifeArc, including the exercise of any voting or other rights attaching to its shares in Eliem Therapeutics, Inc. The board of trustees of LifeArc are John Stageman, Daniel Morgan, David Zahn, Paul Mussenden, Aisling Burnand, Mike Romanos, Melanie Lee, Les Hughes, Lynne Robb, Andrew Mercieca and Jo Pisani. The address of LifeArc is Lynton House, 7-12 Tavistock Square, London, WC1H 9LT United Kingdom.
(10)
Consists of 5,009,400 shares of common stock owned directly by AI ETI LLC and that may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because (i) AIH indirectly controls all of the outstanding voting interests in AI ETI LLC, (ii) AIM controls AIH and (iii) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Liam Ratcliffe, a member of our Board of Directors, is Head of Biotechnology at Access Industries, Inc., which is an affiliate of AI ETI LLC. Each of AIM, AIH, Mr. Blavatnik and Mr. Ratcliffe, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the shares held by AI ETI LLC. The address of AI ETI LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.
(11)
Consists of 2,002,563 shares of stock held by Intermediate Capital Investments, Ltd. (ICG). ICG is indirectly, wholly owned by Intermediate Capital Group PLC which is deemed to have voting and investment power over the shares held of record of ICG. The address of the entities listed above is Procession House, 55 Ludgate Hill, London EC4M 7JW.
(12)
Consists of 1,825,134 shares of stock held by BML Investment Partners, L.P. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The address of BML Investment Partners, L.P. is 65 E Cedar - Suite 2, Zionsville, IN 46077.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of March 31, 2023. Biographical information with regard to Mr. Levin is presented under “Proposal Number 1—Election of Directors”.

Name	Age	Position(s)
Andrew Levin	46	Executive Chairman of the Board of Directors
Valerie Morisset, Ph.D.	53	Executive Vice President, Research and Development and Chief Scientific Officer

Valerie Morisset, Ph.D. has served as our Executive Vice President, Research and Development and Chief Scientific Officer since October 2020, and previously as our President and Chief Scientific Officer since April 2019. Prior to joining Eliem, Dr. Morisset was a founding venture partner at Bridge Valley Ventures, where she served from January 2018 until March 2019. In October 2010, she co-founded Convergence Pharmaceuticals, where she established and led the Biology and Translational Medicine team until Biogen’s acquisition of Convergence in 2015. Dr. Morisset subsequently joined Biogen in a senior leadership role. She has worked extensively in the field of drug development for pain and across a number of other therapeutic areas including neurology, psychiatry, gastrointestinal disorders and sensory biology, including during her time at GlaxoSmithKline (GSK) from January 2001 to October 2010. Dr. Morisset holds a degree, a masters and a Ph.D. from the University of Bordeaux.

Executive Compensation

Our named executive officers (the “NEOs”) for the year ended December 31, 2022, which consist of our former principal executive officer and the next two most highly compensated executive officers (including our former principal financial and principal accounting officer), are:

•
Robert Azelby, our former President and former Chief Executive Officer;
•
Erin M. Lavelle, our former Executive Vice President, former Chief Operating Officer and former Chief Financial Officer; and
•
Valerie Morisset, Ph.D., our Executive Vice President, Research and Development and Chief Scientific Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2021 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert Azelby	2022	675,000	438,750	4,035,050	12,200(3)	5,161,000
	2021	600,000	330,000	6,213,187	11,600(3)	7,154,787
Erin M. Lavelle	2022	465,750	209,588	1,371,917	12,200(3)	2,059,455
	2021	450,000	222,750	1,863,975	9,038(3)	2,545,744
Valerie Morisset, Ph.D.(5)	2022	399,916	179,962	1,371,917	37,987(4)	1,989,782
	2021	347,133	171,830	1,968,404	38,354(4)	2,525,721

(1)
Represents discretionary bonus amounts earned in 2022, which were paid in 2023, based upon our Board of Directors’ assessment of the achievement of 2022 corporate goals and other factors deemed relevant by our Board of Directors. Our Board of Directors determined that Mr. Azelby, Ms. Lavelle and Dr. Morisset were each entitled to 100% of their target bonuses, respectively.
(2)
The amounts reported in this column do not reflect dollar amounts actually received by the named executive officer. Instead, the amounts reflect the aggregate grant date fair value.
(3)
Represents the amount of safe-harbor matching contributions under our 401(k) plan.
(4)
Represents the amount of company contributions to a defined contribution pension plan maintained for our employees in the United Kingdom.
(5)
Dr. Morisset is employed and compensated by our wholly owned subsidiary, Eliem Therapeutics (UK) Ltd. The dollar amounts shown in this table, except the amounts in the column titled “Option Awards,” reflect the US$ equivalent of the amounts paid to Dr. Morisset in British Pounds. The amounts were converted to U.S. dollars from British Pound using the yearly average exchange rate. Applying this formula, £1.00 was equal to US$1.24.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Nonqualified Deferred Compensations

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2022. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension and Defined Benefit Plan Retirement Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any defined benefit retirement plan sponsored by us during 2022.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers. We had no health and welfare benefit plans in place for our U.S.-based employees in 2020.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our U.S.-based employees, including our U.S.-based named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Our U.S.-based named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.

Pension Plan

We currently maintain a pension plan for our U.K.-based employees. We have historically contributed 8% of each employee’s annual basic salary as an employer contribution, and in April 2021, we increased this amount to 9%. Employees may choose to also make additional contributions, which, if elected, are deducted from their salaries. We also give back the 13.8% employer National Insurance savings into each employee’s pension plan as an additional contribution. The pension plan is subject to an annual management charge of 0.36% and, in addition to our contributions and any employee contributions, accepts transfers from other schemes.

Employment Arrangements

We have entered into offer of employment letters with each of the NEOs in connection with their employment with us. With the oversight and approval of our Board of Directors, each of these employment agreements was negotiated on our behalf by our former Chief Executive Officer, with the exception of his own employment agreement. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each NEO, including base salary, standard employee benefit plan participation, and the acceleration of the vesting of restricted stock and stock options held by such NEOs upon the occurrence of certain conditions. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

Subsequent to December 31, 2022, Mr. Azelby resigned as an officer and director of the Company effective February 13, 2023. In connection with his resignation, we entered into a separation and consulting agreement with Mr. Azelby pursuant to which, and subject to a general release and waiver of claims against the Company, Mr. Azelby received the following severance benefits: (i) a lump sum payment of $1,404,000 on the first regularly-scheduled payroll date following his resignation, which was equal to twenty four months of Mr. Azelby’s base salary at the time of his resignation, (ii) a payment of $912,600, which was equal to two times Mr. Azelby’s annual bonus for the calendar year 2023, (iii) COBRA health insurance premiums for twenty four months following the date of Mr. Azelby’s resignation, and (iv) accelerated vesting of Mr. Azelby’s outstanding and unvested stock options as of the date of his resignation.

Subsequent to December 31, 2022, Ms. Lavelle resigned as an officer of the Company effective March 15, 2023. In connection with her resignation, we entered into a separation and consulting agreement with Ms. Lavelle pursuant to which, and subject to a general release and waiver of claims against the Company, Ms. Lavelle received the following severance benefits: (i) a lump sum payment of $726,520 on the first regularly scheduled payroll date following her resignation, which was equal to eighteen months of Ms. Lavelle’s base salary at the time of her resignation, (ii) a payment of $326,957, which was equal to 1.5 times Ms. Lavelle’s annual bonus for the calendar year 2023, (iii) COBRA health insurance premiums for eighteen months following the date of Ms. Lavelle’s resignation, and (iv) accelerated vesting of Ms. Lavelle’s outstanding and unvested stock options as of the date of her resignation.

If we terminate Dr. Morisset’s employment without cause (as defined in her employment) and other than as a result of her death or disability or if she resigns for good reason (as defined in her employment agreement), in each case, following our initial public offering and not in connection with a change in control, then she will be eligible to receive the following severance benefits: (1) 18 months of her base salary, paid in accordance with our customary payroll practices over the 18 months following her separation from service; (2) an amount equal to her pro rata annual performance bonus, based on the target amount, for the calendar year in which termination occurs, payable on the first regularly scheduled payroll date following the effectiveness of the release of claims; and (3) the vesting of the unvested portion of any time or service-based equity awards held by Dr. Morisset that are scheduled to vest and become exercisable in the 12-month period following the termination date will be accelerated and immediately vested as of the termination date.

If we terminate Dr. Morisset’s employment without cause (as defined in her employment) and other than as a result of her death or disability or if she resigns for good reason (as defined in her employment agreement), in each case, in the period commencing three months prior to and ending 12 months following a change in control, then she will be eligible to receive the following severance benefits: (1) 18 months of her base salary and annual bonus, based on the target amount, paid in a lump sum following the effectiveness of the release of claims; and (2) the vesting of the unvested portion of any time-based, performance-based or service-based equity awards held by Dr. Morisset will be accelerated and immediately vested as of the termination date.

Subsequent to December 31, 2022, we entered into a retention agreement with Dr. Morisset which provides for (i) an increase in Dr. Morisset’s base salary from £336,190 to £420,238, (ii) an increase in Dr. Morisset’s target bonus percentage from 45% to 50% and (iii) up to two retention payments of £210,119 each if Dr. Morisset remains employed by the Company or its subsidiaries on April 1, 2023 and June 1, 2024, respectively.

For purposes of each offer of employment letter, the term “cause” means any of the following: (i) any indictment of an NEO for a felony under applicable law; (ii) the NEO’s commission of or participation in (A) a fraud or embezzlement against the Company or its affiliates or (B) act of dishonesty against the Company or its affiliates that results in (or would reasonably be expected to result in) material harm to the business of the Company; (iii) the NEO’s material violation of any contract or agreement between the NEO and the Company, any statutory or fiduciary duty the NEO owes to the Company under applicable law, or any material Company policy; or (iv) the NEO’s willful conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or would reasonably be expected to result in) material harm to the business of the Company; provided, however, that the conduct described under clause (iii) or (iv) above, if deemed curable by the Board of Directors in its reasonable discretion, will only constitute Cause if such conduct is not cured within thirty (30) days after the NEO’s receipt of written notice from the Company or the Board of Directors specifying the particulars of the conduct that may constitute Cause.

For purposes of each offer of employment letter, the term “good reason” means any of the following: (i) a material reduction in the NEO’s Base Salary or Target Amount, which the parties agree is a reduction of at least ten percent (10%) of the NEO’s Base Salary or Target Amount as in effect immediately prior to the time such reduction occurs (unless pursuant to a salary reduction or target bonus reduction program applicable generally to the Company’s similarly situated executive officers); (ii) a change in the NEO’s position, responsibilities, authority or offices that, results in a material diminution of position, responsibilities, authority or offices, provided, however, that the Company’s hiring of personnel to handle duties that the NEO was responsible for but which are not regularly associated with the NEO’s position will not be a “material diminution” of position, responsibilities, authority or offices; (iii) a material breach by the Company or any successor entity of any employment-related contract between the Company and the NEO; or (iv) the relocation of the NEO’s principal place of employment, without the NEO’s consent, in a manner that lengthens his one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that, any such termination by the NEO shall only be deemed for Good Reason pursuant to this definition if: (1) the NEO gives the Company written notice of his intent to terminate for Good Reason within sixty (60) days following the first occurrence of the condition(s) that he believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within sixty (60) days following receipt of the written notice (the “Cure Period”); (3) the Company has not, prior to receiving such notice from the NEO, already informed the NEO that his employment with the Company is being terminated; and (4) the NEO voluntarily terminates his employment within sixty (60) days following the end of the Cure Period. For purposes of clarity, a material reduction in the NEO’s position, responsibilities, authority or offices that occurs as a result of the Company being acquired and made part of a larger entity (as, for example, when the NEO retains his position following a Change in Control, but not of the acquiring or successor corporation itself but of a subsidiary of the acquiring or successor company) shall constitute a Good Reason event under (ii), above.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2022

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested
Mr. Azelby	2/26/2021	424,649	359,319(2)	1.32	2/26/2031	—	—
	4/27/2021	169,372	237,122(3)	6.10	4/27/2031	—	—
	1/27/2022	114,583	385,417(4)	8.21	1/26/2032	—	—
	10/31/2022	20,833	479,167(5)	3.27	10/30/2032	—	—
Ms. Lavelle	2/26/2021	127,394	107,796(2)	1.32	2/26/2031	—	—
	4/27/2021	50,811	71,137(3)	6.10	4/27/2031	—	—
	1/27/2022	38,958	131,042(4)	8.21	1/26/2032	—	—
	10/31/2022	7,083	162,917(5)	3.27	10/30/2032	—	—
Dr. Morisset	2/4/2020	238,929	21,721(6)	0.002	2/4/2030	—	—
	2/26/2021	56,091	66,290(2)	0.0002	2/26/2031	—	—
	4/27/2021	—	—	—	—	87,688(7)	321,815
	1/27/2022	38,958	131,042(4)	8.21	1/26/2032	—	—
	10/31/2022	7,083	162,917(5)	3.27	10/30/2032	—	—

(1)
Dr. Morisset’s option award was granted with a per share exercise price equal to the par value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors. Dr. Morisset was initially granted an option to purchase 68,192 shares of our common stock on September 1, 2019 with an exercise price of $0.0002 per share, but this option was subsequently cancelled and replaced with the option granted on February 4, 2020 that is reflected on this table.
(2)
Twenty-five percent of the shares subject to this option vested on October 1, 2021, with 75% of the shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the option holder’s continued service with us through each applicable vesting date.
(3)
Twenty-five percent of the shares subject to this option vested on April 27, 2022, with 75% of the shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the option holder’s continued service with us through each applicable vesting date.
(4)
The shares subject to this option vest in equal monthly installments at a rate of 1/48th of the total number of shares on each monthly anniversary of January 27, 2022.
(5)
The shares subject to this option vest in equal monthly installments at a rate of 1/48th of the total number of shares on each monthly anniversary of October 31, 2022.
(6)
Twenty-five percent of the shares subject to Dr. Morisset’s option vested on April 1, 2020, with 75% of the shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to Dr. Morisset’s continued service with us through each applicable vesting date.
(7)
Twenty-five percent of the shares subject to Dr. Morisset’s grant vested on April 27, 2022, with 75% of the shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to Dr. Morisset’s continued service with us through each applicable vesting date.

Director Compensation

The following tables show certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2022:

Director Compensation for Fiscal Year 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Liam Ratcliffe, MD	45,000	23,336	68,336
Simon Tate(2)	—	23,336	23,336
Andrew Levin, MD, PhD	73,000	23,336	96,336
Adam Rosenberg	47,500	23,336	70,836
Judith Dunn, PhD	40,000	23,336	63,336
Leone Patterson	54,000	23,336	77,336

(1)
The amounts reported in this column do not reflect dollar amounts actually received our non-employee directors. Instead, the amounts reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)
Mr. Tate waived Director fees for fiscal year 2022.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2022
Liam Ratcliffe, MD	30,000
Simon Tate	30,000
Andrew Levin, MD, PhD	30,000
Adam Rosenberg	30,000
Judith Dunn, PhD	64,581
Leone Patterson	64,581

In July 2021, we adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation for service on our Board of Directors and committees of our Board of Directors.

Under the non-employee director compensation policy, each non-employee director receives an annual cash retainer of $35,000 for serving on our Board of Directors. The chairperson of our Board of Directors is also be entitled to an annual cash retainer of $30,000 in addition to the annual retainer received by non-employee directors for serving as our lead director.

The chairperson and members of the following three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000

All annual cash retainers are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the number of days served in the applicable fiscal quarter.

Each new non-employee director who joins our Board of Directors will receive an option to purchase 20,000 shares of our common stock under our 2021 Equity Incentive Plan. The shares subject to this option will vest on a monthly basis over 36 months commencing on the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date. Such newly joining director will also receive a prorated initial annual option grant consisting of an option to purchase a number of shares of our common stock determined by multiplying 20,000 by the percentage obtained by dividing the number of calendar days from the date such new director joins us to the date of the next scheduled annual stockholder meeting by the total number of calendar days scheduled to follow the date of the last annual stockholder meeting through the date of the next annual stockholder meeting. Such prorated initial annual option will vest in full on the date immediately preceding the date of next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 10,000 shares of our common stock under the 2021 Equity Incentive Plan, vesting on the earlier of the one-year anniversary of the grant date or the date immediately prior to the next annual stockholder meeting date, subject to the non-employee director’s continuous service with us on the applicable vesting date. The number of shares comprising the initial and annual stock option awards granted under the non-employee director compensation policy is subject to adjustment from time to time as may be determined by the Board of Directors or the Compensation Committee acting on its behalf.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of our common stock as reported by the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us. Each stock option and other equity award granted to our non-employee directors is also entitled to immediate vesting acceleration upon a change in control if the non-employee director remains in our continued services through the date of such change in control.

Each non-employee director is subject to an annual director compensation limit. In any one-year period measured as commencing on the date of each annual meeting of stockholders that is held following the closing of our initial public offering and ending on the day immediately prior to the date of the subsequent annual meeting of stockholders, the aggregate value of all compensation granted or paid to each non-employee director may not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected during such annual period, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair market value for financial reporting purposes.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2022. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
2019 Equity Incentive Plan	2,565,901	2.43	—
2021 Equity Incentive Plan(1)	3,422,370	6.41	536,438
2021 Employee Stock Purchase Plan(1)	—	N/A	521,555
Equity compensation plans not approved by security holders:	—	N/A	—
Total	5,988,271	N/A	1,057,993

(1)
Our 2021 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year equal 5% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year or a lesser number of shares determined by our Board of Directors prior to the applicable January 1st. Our 2021 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (2) a number of shares determined by our Board of Directors.

Transactions With Related Persons and Indemnification

Related-Person Transactions Policy and Procedures

Other than compensation arrangements for our directors and NEOs, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2021 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Preferred Stock Financings

In March 2021, we issued 4,358,972 shares of Series A-1 redeemable convertible preferred stock at a purchase price of $7.80 per share, for an aggregate purchase price of approximately $34.0 million. In May 2021, we issued 3,846,150 shares of Series B redeemable convertible preferred stock at a purchase price of $15.60 per share, for an aggregate purchase amount of approximately $60.0 million.

The following table summarizes the Series A-1 and Series B redeemable convertible preferred stock purchased by holders of more than five percent of our capital stock, their affiliated entities and our directors during 2021. None of our executive officers purchased shares of redeemable convertible preferred stock.

Name of Stockholder	Series A-1 Preferred Stock	Series B Preferred Stock	Aggregate Purchase Price ($)
AI ETI LLC(1)	1,858,974	641,025	24,999,995
RA Capital Healthcare Fund, L.P. (RAH)(2)	1,269,126	673,076	20,399,180
LifeArc(3)		128,205	1,999,998
ICG Life Sciences SCSp(3)	641,025	961,538	19,999,999
RA Capital Nexus Fund, L.P. (RACN)(2)	464,745		3,625,015
RA Capital Nexus Fund II, L.P. (RACN II)(2)		288,461	4,999,999
Blackwell Partners LLC–Series A (BP)(2)	125,102		975,796
Samlyn Onshore Fund, L.P.		171,560	2,676,336
Samlyn Offshore Master Fund, Ltd.		430,404	6,714,302
Samlyn Long Alpha Master Fund, Ltd.		39,061	609,359

(1)
Liam Ratcliffe, a member of our Board of Directors, is an affiliate of AI ETI LLC.
(2)
Andrew Levin, a member of our Board of Directors, is an affiliate of RA Capital Management, L.P. (RACM), the investment manager for RAH, RACN and RACN II. RACM is also the investment manager for BP, a separately managed account.
(3)
Simon Tate, a member of our Board of Directors, is an affiliate of Intermediate Capital Group plc and ICG Life Sciences SCSp. Prior to his affiliation with Intermediate Capital Group plc and ICG Life Sciences SCSp, Mr. Tate was an affiliate of LifeArc.

Investor Rights Agreement

We are party to an investor rights agreement, or IRA, as amended in March 2021, with certain holders of our redeemable convertible preferred stock and common stock, including entities affiliated with our directors. The IRA provides the holders of our redeemable convertible preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Simon Tate, Andrew Levin and Liam Ratcliffe are affiliated with Intermediate Capital Group plc, RA Capital Management, L.P. and AI ETI LLC, respectively. The holders of 15,679,479 shares of common stock issuable on conversion of outstanding redeemable convertible preferred stock are entitled to rights with respect to the registration of their shares of common stock under the Securities Act under this agreement. The registration of shares of our common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

Relationship with Carnot LLC

We were party to a services agreement with Carnot, LLC (along with its successor agreements, the Carnot Agreement). Under the terms of the Carnot Agreement, Carnot Pharma, LLC provided research and services related to our drug discovery, research and development programs and we compensate Carnot Pharma, LLC for the time its personnel devote to such efforts. The Carnot Agreement is terminable by either party without cause on thirty days’ written notice. Subsequent to our entering into the Carnot Agreement, Carnot, LLC was dissolved and the services agreement transitioned to its successor Carnot Pharma, LLC. During 2022, we made payments to Carnot Pharma, LLC of approximately $0.2 million for research and development expenses. RACM is the manager of the members of Carnot Pharma, LLC and Andrew Levin, our former CEO and a member of our Board of Directors, is the President of Carnot Pharma, LLC. Adam Rosenberg, a member of our Board of Directors, is a Venture Partner at Carnot Pharma, LLC, dba RA Ventures. The Carnot Agreement was terminated in the fourth quarter of 2022.

Indemnification Agreements

Our amended and restated certificate of incorporation provides that we may indemnify our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Policy on Future Related Party Transactions

In 2021, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Eliem stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Eliem Therapeutics, Inc., 23515 NE Novelty Hill Rd., Suite B221 #125, Redmond, WA 98053 or contact Andrew Levin at 1-877-354-3689. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Andrew Levin

Andrew Levin
Executive Chairman of the Board of Directors
April 6, 2023

eliem Therapeutics YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Eliem Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 24, 2023 TIME: Thursday, May 18, 2023 10:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ELYM for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Andrew Levin (the "Named Proxy") as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Eliem Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE PROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ELYM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-506-2806 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Eliem Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 YOUR VOTE 1. To elect the nominee for director named herein to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Simon Tate FOR FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. FOR 3. To conduct any other business properly brought before the meeting. RECOMMENDS AGAINST ABSTAIN FOR YOUR VOTE You must register to attend the meeting online and/or participate at www.proxydocs.com/ELYM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal Page - VIFL Date Signature (if held jointly) Date